Exhibit 23










                     CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in the Registration Statements of Hannaford Bros. Co. and Subsidiaries on Form S-8 (Numbers 2-77902, 2-98387, 33-1281, 33-22666, 33-31624, 33-41273, 33-60119, 33-60655, 33-60691, 333-41381,
and 333-53109) of our report dated January 19, 2000 (except for Notes 2 and 3 as to which the date is February 12, 2000) relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K.


s/PricewaterhouseCoopers, LLP


Portland, Maine
March 3, 2000